EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated May 15, 2006, relating to the financial statements of Ding Dong School, Ltd, and Terra Media, Ltd, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

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Drakeford & Drakeford,LLC

Certified Public Accountants

August 22, 2006